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INDEPENDENT AUDITORS' CONSENT

MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.:

We consent to the use in this Registration Statement on Form N-2 of our report dated October 18, 1996 and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is a part of such Registration Statement.

Deloitte & Touche LLP
Princeton, New Jersey
November 8, 1996